SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
September 29, 2008
Date of Report (Date of earliest event report)
ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)
PENNSYLVANIA
(State or Other Jurisdiction of Incorporation)

0-26366	23-2812193

(Commission File Number)	(IRS Employer Identification Number)

732 Montgomery Avenue, Narberth, Pennsylvania	19072

(Address of Principal Executive Office)	(Zip Code)
610-668-4700
(Issuer’s telephone number, including area code)
N/A
(Former Name or Former Address, if Change Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.
Royal Bancshares of Pennsylvania, Inc. (“the Company”) reported today that on Friday, September 26, 2008 its Board of Directors concluded that the Company would recognize an after-tax impairment charge of approximately $9.6 million related to certain investments in Lehman Brothers Holdings, Inc. (“Lehman”), Washington Mutual (“WaMu”) and in two Collateralized Mortgage Obligations (“CMOs”). After giving effect to these charges, the Company and its two bank subsidiaries, Royal Bank America and Royal Asian Bank, will remain “well-capitalized,” as defined by current regulatory requirements.
The Company will record a non-cash other-than-temporary impairment charge on these investments for the quarter ending September 30, 2008 relating to:
•	a $6.0 million Lehman debt security held by the Company. The company expects to take an after-tax charge of $3.9 million on this investment;

•	a $5.5 million WaMu debt security. The company expects to take an after-tax charge of $3.6 million on this investment;

•	and $3.2 million total in two CMOs. The company expects to take an after-tax charge of $2.1 million on these investments.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Bancshares of Pennsylvania, Inc.
Dated: September 29, 2008	/s/ James J. McSwiggan, Jr.
James J. McSwiggan, Jr.
Chief Operating Officer